Exhibit 10.5


                           TELEWEST GLOBAL, INC.
               AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

      1. Purpose. The purpose of the Telewest Global, Inc. Amended and Restated Long-Term Incentive Plan (the "Plan") is to enhance the ability of the Company to attract, motivate, reward, and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's shareholders by providing additional compensation to designated key employees of the Company and its subsidiaries based on the achievement of Performance Objectives. To this end, the Plan provides a means of rewarding Participants based on the performance of the Company during the Performance Period.

      2. Administration. The Plan shall be administered by the Committee. The Committee shall have full authority:

      (i)   to establish the rules and regulations relating to the Plan;

      (ii)  to interpret the Plan and those rules and regulations;

      (iii) to select Participants in the Plan;

      (iv)  to determine the Performance Objectives;

      (v) to calculate the total amount of the bonus pool and the amounts to be received by Participants in the Plan (rounding such amounts as it deems appropriate);

      (vi)  to decide the facts in any case arising under the Plan; and

      (vii) to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate.

      The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final, binding and conclusive on the Company, its stockholders and all persons having or claiming an interest under the Plan. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made with respect to the Plan or any transaction hereunder, and the Company hereby agrees to indemnify each member of the Committee, to the maximum extent permitted by applicable law, for any such action, failure to act, determination or interpretation.

      3. Eligible Employees. Participation in the Plan shall be limited to those key management employees of the Company and its subsidiaries selected by the Committee to participate in the Plan. The Committee may designate any of such employees to participate in the Plan at the Effective Date and from time to time thereafter, and, upon such designation, an employee so designated shall become a Participant.

      4. Determination of Performance Objectives. The Committee shall establish the Performance Objectives not later than the Effective Date.

      5. Payments Pursuant to the Bonus Pool.

            (a) Creation of Bonus Pool. The satisfaction of the Performance Objectives shall result in the creation of a bonus pool. The Committee shall establish minimum criteria below which no bonus pool shall be created and may (but shall not be obligated to) establish a maximum bonus pool.

            (b) Entitlement to Payment; Effect of Termination of Employment. Unless the Committee determines otherwise, (i) in order to receive any payment under the Plan, a Participant must remain continuously employed by the Company or one or more of its subsidiaries from the date on which he or she becomes a Participant in the Plan through the Payment Date, and (ii) upon termination of a Participant's employment, the Participant shall cease to be a Participant in the Plan.

            (c) Timing of Payment. As soon as practicable after December 31, 2007, the Committee shall review the Company's performance and certify in writing the extent to which the Performance Objectives have been achieved and the total amount of the bonus pool. Payments under the Plan, less applicable withholding taxes, shall be made as soon as practicable following the Committee's certification described in the preceding sentence but in no event later than March 15, 2008 (the "Payment Date").

            (d) Amount of Payment. The amount of the payment to each Participant entitled to receive payment under the Plan shall be determined as follows:

      Step 1: The amount of a full share of the bonus pool (each such share, a "Full Bonus Pool Share") shall be determined by dividing the total amount of the bonus pool by the total number of employees who have ever been designated as Participants in the Plan (determined without regard to the actual number of Participants in the Plan as of the Payment Date).

      Step 2: Each Participant in the Plan who remains a Participant from the Effective Date through the Payment Date shall be entitled to receive a Full Bonus Pool Share.

      Step 3: Each Participant in the Plan who becomes a Participant in the Plan after the Effective Date and who remains a Participant from the date of commencement of participation through the Payment Date shall be entitled to receive a Pro Rata Bonus Pool Share; provided, that the Committee may, in its sole and absolute discretion, elect to pay any such Participant a Full Bonus Pool Share rather than a Pro Rata Bonus Pool Share. The amount of any such Participant's "Pro Rata Bonus Pool Share" shall be determined by multiplying the amount of a Full Bonus Pool Share by a fraction, the numerator of which is the total number of days from the Participant's commencement of participation in the Plan through December 31, 2007, and the denominator of which is 1,095 (such fraction, the "Pro-Ration Factor").

      Step 4: The excess of the amount of a Full Bonus Pool Share over the amount of each Pro Rata Bonus Pool Share shall be calculated separately and then aggregated (such aggregate excess amount, the "Aggregate Excess Amount"), and each Participant who is entitled to receive a Full Bonus Pool Share or a Pro Rata Bonus Pool Share shall also be entitled to receive a portion of the Aggregate Excess Amount determined by multiplying the Aggregate Excess Amount by a fraction, (x) the numerator of which is (A) in the case of a Participant who receives a Full Bonus Pool Share, one, and (B) in the case of a Participant who receives a Pro Rata Bonus Pool Share, the Pro-Ration Factor used to determine his or her Pro Rata Bonus Pool Share, and (y) the denominator of which is the sum of (A) the total number of Participants entitled to receive a Full Bonus Pool Share and (B) the Pro-Ration Factors determined pursuant to Step 3 with respect to each Participant who is entitled to receive a Pro Rata Bonus Pool Share.

      Step 5: Any amount of the bonus pool in excess of the aggregate amount payable to the Participants pursuant to Steps 2, 3 and 4 shall not be paid under the Plan but shall instead be forfeited to the Company.

An example of a calculation pursuant to this Section 5(d) is attached to the Plan for illustrative purposes only (and based on the assumptions contained therein).

            (e) Form of Payment. Payments under the Plan shall be paid in the form of cash or Common Stock, or a combination thereof, in the discretion of the Committee. If payments under the Plan are to be paid in the form of Common Stock, then the number of such shares shall be determined by dividing the portion of the payment to be so paid by the arithmetic mean of the Fair Market Value of a share of Common Stock for the trading days in December, 2007. A maximum of 1,000,000 shares of Common Stock may be issued under the Plan, and, in the event that the number of shares of Common Stock authorized to be issued hereunder is insufficient to make payments under the bonus pool in full, any amount of the bonus pool not satisfied in shares of Common Stock shall be satisfied in cash. Prior to the issuance of any shares of Common Stock under the Plan, the Company shall obtain the approval of the share issuance by the stockholders of the Company.

      6. Effect of Acceleration Event. The Committee shall have the sole and absolute discretion to determine the amount of any payments made under the Plan in connection with an Acceleration Event. Such payments shall include, but shall not be limited to, the establishment of, and payment under, a bonus pool based on the satisfaction of the Performance Objectives through the date of the Acceleration Event (using such assumptions and approximations as the Committee shall select). In addition, the Committee shall have the sole and absolute discretion to determine how the Plan shall be administered in connection with an Acceleration Event, including (A) whether or how to adjust the Performance Objectives pursuant to Section 7,
(B) if the Plan should be continued following any payments made in connection with the Acceleration Event, (C) whether to limit the number of additional Participants in the Plan after the Acceleration Event and (D) whether to modify the provisions of the Plan relating to termination of employment such that certain Participants would be entitled to receive payments even if their employment with the Company has been terminated. Any action taken pursuant to this Section 6 shall be taken prior to the consummation of the Acceleration Event and shall be final, binding and conclusive on all persons having or claiming an interest under the Plan.

      7. Adjustments. The Committee may provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified corporate transactions (such as (i) a stock split or stock dividend or other change in capitalization or (ii) the acquisition or disposition of one or more business units), special charges, accounting or tax law changes, restatements or other extraordinary or nonrecurring events. Such provision may be made at any time prior to the final determination as to whether the Performance Objectives have been satisfied.

      8. Amendment or Termination. The Committee may amend or terminate the Plan at any time in its discretion; provided, however, that, (i) no amendment or termination of the Plan may affect the rights of any Participant in the Plan as of the date of such action and (ii) any increase in the number of shares of Common Stock authorized to be issued hereunder, and any other amendment of the Plan for which stockholder approval is required, shall be subject to the approval of the stockholders of the Company; provided, further, that, any amendment or termination of the Plan that is adopted after the announcement by the Company of a transaction that, if consummated, would constitute an Acceleration Event and prior to the earlier of 30 days after the consummation of the Acceleration Event or the termination of the announced transaction constituting the Acceleration Event that may adversely affect the rights of any Participant in the Plan shall be null and void and be of no force or effect.

      9. Miscellaneous Provisions

            (a) This Plan shall inure to the benefit of and be binding upon the Company and all Participants and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and permitted assigns. The rights of Participants under the Plan shall not be sold, transferred or otherwise disposed of other than by will or by the laws of descent and distribution.

            (b) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment hereunder.

            (c) The Company shall have the right to deduct from payments hereunder any taxes or other amounts required by law to be withheld. Each Participant entitled to any payment hereunder shall make arrangements satisfactory to the Company to pay all tax liabilities arising hereunder.

            (d) Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee of the Company or any of its subsidiaries or to remove the individual from the employment of the Company or any of its subsidiaries at any time, all of which rights and powers are expressly reserved.

            (e) Nothing in the Plan shall be interpreted or construed to confer upon a Participant any right with respect to continuance of employment by the Company or any of its subsidiaries, nor shall the Plan interfere in any way with the right of the Company or any of its subsidiaries to terminate a Participant's employment at any time. The transfer of a Participant's employment from the Company to a subsidiary of the Company (or vice versa) shall not constitute a termination of employment for purpose of the Plan and shall have no effect on the rights and obligations of the Company and any Participant under the Plan.

            (f) Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

            10. Definitions.

            (a) "Acceleration Event" shall have the meaning set forth in the Company's 2004 Stock Incentive Plan.

            (b) "Board" shall mean the Board of Directors of the Company.

            (c) "Committee" shall mean the Compensation Committee of the Board or such other committee appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

            (d) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, and any other securities into which such shares are changed or for which such shares are exchanged.

            (e) "Company" shall mean Telewest Global, Inc. and any successor to Telewest Global, Inc. by merger, consolidation or otherwise.

            (f) "Effective Date" shall mean February 3, 2005.

            (g) "Fair Market Value" shall have the meaning set forth in the Company's 2004 Stock Incentive Plan.

            (h) "Participant" shall mean a key management employee of the Company or any of its subsidiaries selected by the Committee to participate in the Plan.

            (i) "Payment Date" shall have the meaning set forth in Section
5(c).

            (j) "Performance Objectives" shall mean those performance criteria in respect of the Performance Period as established by the Committee.

            (k) "Performance Period" shall mean the three-year period commencing on January 1, 2005 and ending on December 31, 2007.

In addition, the following terms have the meaning set forth in Section 5(d): "Aggregate Excess Amount," "Full Bonus Pool Share," "Pro Rata Bonus Pool Share," and "Pro-Ration Factor."



                                   * * *

              Example under the Telewest Global, Inc. Long-Term Incentive Plan

Assumptions:

      o Eight employees are designated as Participants on the Effective Date, and, of these eight Participants, the employment of two Participants is terminated prior to the Payment Date. The remaining six Participants are employed on the Payment Date.

      o One employee is added as a Participant after the Effective Date but his or her employment is terminated prior to the Payment Date.

      o One employee ("Employee 10") is added as a Participant on January 1, 2006, and another employee ("Employee 11") is added as a Participant on July 1, 2007. Both of these Participants are employed on the Payment Date.

      o     The total amount of the bonus pool is (pound)1.5 million.

Calculations:

Based on the foregoing assumptions, payments of the bonus pool would be calculated as follows:

      Step 1: A Full Bonus Pool Share is equal to (pound)136,363 (determined by dividing (pound)1.5 million by 11).

      Step 2: Each of the six Participants who remain employed from the Effective Date through the Payment Date would be entitled to receive (pound)136,363, the amount of a Full Bonus Pool Share.

      Step 3: The amount of the Pro Rata Bonus Pool Share with respect to Employee 10 would be (pound)90,909
                  ((pound)136,363 multiplied by a Pro-Ration Factor of 0.666667 (730/1095)). The amount of the Pro Rata Bonus Pool Share with respect to Employee 11 would be (pound)22,914 ((pound)136,363 multiplied by a Pro-Ration Factor of 0.168037 (184/1095)).

      Step 4: (pound)158,903, the sum of the excess of the amount of a Full Bonus Pool Share over the amount of each of the Pro Rata Bonus Pool Shares payable to Employee 10 and Employee 11, would be reallocated as follows:

                  o (pound)23,249 to each of the six Participants who received Full Bonus Pool Shares ((pound)158,903 multiplied by (1 divided by 6.834704)) (6.834704 being the sum of 6, 0.666667, and 0.168037);

                  o (pound)15,500 to Employee 10 ((pound)158,903 multiplied by (0.666667 divided by 6.834704)); and

                  o (pound)3,907 to Employee 11 ((pound)158,903 multiplied by (0.168037 divided by 6.834704)).

      Step 5: (pound)409,096, the excess of the total bonus pool over the amounts determined pursuant to Steps 2, 3 and 4, would be forfeited to the Company.

                  (Note: The foregoing calculations do not take into account reductions for payment of all applicable withholding taxes.)